Exhibit 10.29

Employee

You have been granted a Non-Qualified Stock Option to purchase [number of options granted] shares of Common Stock of the Company, subject to the terms and conditions (i) in the Company’s 2000 Stock Incentive Plan, as amended from time to time (the “Plan”), and (ii) as set forth in Exhibit A, attached hereto and made a parthereof (together with this letter, the “Agreement”), as follows:

Date of Agreement/ Grant:	[grant date]
Non-Qualified Stock Options Granted:	[number of options granted]

Exercise Price Per Share:	[fair market value on grant date]
Total Exercise Price	[number of options granted multiplied by exercise price]
Expiration Date:	[to be determined]
Vesting Schedule:	25% per year for 4 years

Please indicate your acceptance by executing two (2) original copies of this Agreement and returning one (1) original copy by U.S. Mail to Cindy Freeze.

Very truly yours,

Martin L. Vaughan, III

By my signature below, I hereby acknowledge receipt of this Award on the date shown above, which has been issued to me under the terms and conditions of the Plan. I further acknowledge receipt of the copy of the Plan and agree to conform to all of the terms and conditions of the Award and the Plan.

Signature:		Date:
Optionee’s Name

Note: If there are any discrepancies in the name or address shown above, please make the appropriate corrections on this form.

EXHIBIT A

TERMS AND CONDITIONS

STOCK OPTION AGREEMENT

1. Exercise of Option. Except as provided in paragraphs 4, 5, 6, 11 and 12 of these Terms and Conditions, this Option shall be exercisable as set forth in the Vesting Schedule for each full year, up to a total of four (4) full years, that Optionee continues to be employed by the Company after the date of this Agreement. Once this Option has become exercisable with respect to any portion of the total number of shares in accordance with the preceding sentence, it shall continue to be exercisable with respect to such shares until the termination of Optionee’s rights hereunder pursuant to paragraphs 4, 5 or 6, or until the Expiration Date. A partial exercise of this Option shall not affect Optionee’s right to exercise subsequently this Option with respect to the remaining shares that are exercisable, subject to the conditions of the Plan and this Agreement.

2. Method of Exercising and Payment for Shares. This Option may be exercised only by written notice delivered to the attention of the Company’s Secretary at the Company’s principal office. The written notice shall specify the number of shares being acquired pursuant to the exercise of the Option when such Option is being exercised in part in accordance with the Vesting Schedule. The exercise date shall be the date such notice is received by the Company. Such notice shall be accompanied by payment of the Option price in full for each share (a) in cash (United States dollars) or by cash equivalent acceptable to the Company, or (b) by a cashless exercise pursuant to Section IX(2) of the Plan.

3. Nontransferability. This Option is nontransferable except, in the event of the Optionee’s death, by will or by the laws of descent and distribution subject to the terms hereof. During Optionee’s lifetime, this Option may be exercised only by Optionee.

4. Exercise in the Event of Death. This Option shall be exercisable in full in the event that Optionee dies while employed by the Company or an Affiliate and prior to the Expiration Date of this Option. In that event, this Option may be exercised by Optionee’s estate, or the person or persons to whom his rights under this Option shall pass by will or the laws of descent and distribution. Optionee’s estate or such persons must exercise this Option, if at all, within one year of the date of Optionee’s death or during the remainder of the period preceding the Expiration Date, whichever is shorter, but in no event may the Option be exercised prior to the expiration of six (6) months from the date of the grant of the Option.

5. Exercise in the Event of Permanent and Total Disability. This Option shall be exercisable in full if Optionee becomes Disabled while employed by the Company or an Affiliate and prior to the Expiration Date of this Option. In that event, Optionee must exercise this Option, if at all, within one year of the date he becomes Disabled or during the remainder of the period preceding the Expiration Date, whichever is shorter, but in no event may the Option be exercised prior to the expiration of six (6) months from the date of the grant of the Option.

6. Exercise After Termination of Employment. In the event that the Optionee retires from employment with the Company after attaining age 62 and serving at least 10 consecutive years with the Company or an Affiliate or predecessor thereof, then this Option shall be exercisable in full but must be exercised by the Optionee, if at all, within one year following his retirement date or during the remainder of the period preceding the Expiration Date, whichever is shorter, but in no event may the Option be exercised prior to the expiration of six (6) months from the date of the grant of the Option. In all events other than those events addressed in paragraphs 4 or 5 or the foregoing sentence of this paragraph 6, in which Optionee ceases to be employed by the Company: (a) Optionee, subject to the provisions of paragraph 12, may exercise the Option in whole or in part with respect to that number of shares which are exercisable by him under the Vesting Schedule on the date his employment terminated, and (b) this Option must be exercised by Optionee, if at all, within ninety (90) days following the date upon which he ceases to be employed by the Company or during the remainder of the period preceding the Expiration Date, whichever is shorter, but in no event may the Option be exercised prior to the expiration of six (6) months from the date of the grant of the Option.

7. Fractional Shares. Fractional shares shall not be issuable hereunder, and when any provision hereof may entitle Optionee to a fractional share such fraction shall be disregarded.

8. No Right to Continued Employment. This Option does not confer upon Optionee any right with respect to continuance of employment by the Company or an Affiliate, nor shall it interfere in any way with the right of the Company or an Affiliate to terminate his employment at any time.

9. Investment Representation. Optionee agrees that, unless such shares previously have been registered under the Securities Act of 1933, as amended (the “Securities Act”): (i) any shares purchased by him hereunder will be purchased for investment and not with a view to distribution or resale and (ii) until such registration, certificates representing such shares may bear an appropriate legend to assure compliance with the Securities Act. This investment representation shall terminate when such shares have been registered under the Securities Act.

10. Change in Capital Structure. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by this Option, and the price per share thereof, shall be proportionately adjusted by the Company for any increase or decrease in the number of issued and outstanding shares of Common Stock of the Company resulting from any stock dividend (but only on the Common Stock), stock split, combination, reclassification, recapitalization or general issuance to holders of Common Stock of rights to purchase Common Stock at substantially below its then fair market value, or any change in the number of such shares outstanding effected without receipt of cash or property or labor or services by the Company, or any spin-off or other distribution of assets to shareholders.

In the event of a change in the Common Stock of the Company as presently constituted, which is limited to a change of all or a part of its authorized shares without par value into the same number of shares with a par value, or any subsequent change into the same number of shares with a different par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

The grant of this Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

11. Change of Control. Notwithstanding any other provision of this Agreement to the contrary, in the event of a Change of Control, the provisions of Section XIII(3) of the Plan shall apply to this Option.

12. Forfeiture of Certain Gains.

(a) Termination for Cause. If Optionee’s employment is terminated for “Cause” within one year of any exercise of this Option, in whole or in part, the Optionee shall pay to the Company an amount equal to the gain realized by Optionee from such exercise represented by the excess of the Fair Market Value on the date of exercise over the Option price multiplied by the number of shares purchased, without regard to any subsequent market price increase or decrease (“Option Gain”). For purposes of this paragraph, “Cause” shall have the meaning ascribed to it in any employment agreement between the Optionee and the Company that is in effect at the time of termination and, if no such agreement exists, it shall mean:

(i) the willful and continued failure of the Optionee to perform substantially the Optionee’s duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Optionee by the Company which specifically identifies the manner in which the Company believes that the Optionee has not substantially performed the Optionee’s duties, or

(ii) the willful engaging by the Optionee in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

(b) Forfeiture if Optionee Engages in Certain Activities. If Optionee, between the date hereof and one year after the date of termination of Optionee’s employment, engages in any activity in competition with any activity of the Company, or inimical, contrary or harmful to the interests of the Company, including but not limited to (i) accepting employment with or serving as a consultant advisor or in any other capacity to an employer that is in competition with or acting against the interests of the Company, (ii) disclosing or misusing any confidential information or material concerning the Company or (iii) participating in any hostile takeover attempt, then (1) this Option, including any vested but unexercised shares, shall terminate effective the date on which Optionee enters into such activity, unless terminated sooner by operation of another term or condition of this Agreement or the Plan, and (2) the Optionee shall pay to the Company an amount equal to the Option Gain realized by Optionee from any exercise of this Option, in whole or in part, within one year of the date such activity began.

(c) Right of Set-off. Optionee hereby consents to a deduction from any amounts owed by the Company to Optionee from time to time (including amounts owed as wages or other compensation, fringe benefits or vacation pay, to the extent of any amounts Optionee owes the Company under paragraphs 12(a) and (b). Whether or not the Company elects to make any set-off in whole or in part, if Company does not recover by means of set-off the full amount owed by Optionee under paragraphs 12(a) and (b), Optionee agrees to immediately pay the unpaid balance to the Company.

13. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia, except to the extent that federal law shall be deemed to apply.

14. Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the date hereof and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the date hereof.

15. Optionee Bound by Plan. Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

16. Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributes, and personal representatives of Optionee and the successors of the Company.

17. Gender. All pronouns used herein shall be deemed to refer to either the male or female as appropriate.

18. Notice and Consent to Electronic Delivery. The Company expects to deliver notices and certain documents relating to its employee benefit plans by posting the information on the Company’s web site, intranet or electronic bulletin board or transmitting the material to employees by e-mail. These documents include employee benefits plans and any amendments thereto, election forms, prospectuses, supplements to prospectuses, annual reports to shareholders, informational brochures and similar information. The Company will provide you with e-mail notification of the posting of any of the foregoing documents. This method of notification and access to documents relating to employee benefit plans will be in lieu of paper delivery of the same documents. To satisfy legal requirements, your signature is an affirmative election to accept electronic notification and delivery of these documents in lieu of paper delivery, as well as all other terms of the award.

19. Defined Terms. All terms used herein that are defined in the Plan shall have the meanings given to them in the Plan.